UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 22, 2015

Roberts Realty Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

375 Northridge Road, Suite 330
Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

(770) 394-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

Roberts Realty Investors, Inc. (the “Company”) held a special meeting of shareholders on January 22, 2015. We solicited proxies for the meeting pursuant to Section 14(a) of the Securities Exchange Act of 1934, and there was no solicitation in opposition to management’s solicitations. We asked our shareholders to vote on the following two proposals:

•	to approve (a) the Stock Purchase Agreement dated as of November 19, 2014 (the “Stock Purchase Agreement”) by and among the Company, Roberts Properties Residential, L.P., and A-III Investment Partners LLC, a joint venture between affiliates of Avenue Capital Group and C-III Capital Partners LLC, (b) the issuance to A-III of (i) $12.0 million of the Company’s common stock at a purchase price per share to be determined based on an estimate of the Company’s closing date net asset value, which is currently expected to be approximately $1.40 per share and is subject to adjustment, (ii) warrants to purchase up to an additional $38.0 million of common stock at an exercise price equal to the same purchase price per share, subject to adjustment, and (iii) the shares of common stock issuable upon any exercise of those warrants, and (c) the other related transactions contemplated under the Stock Purchase Agreement (the “Investment Proposal”); and

•	to approve an amendment to our amended and restated articles of incorporation that will eliminate the beneficial ownership limits currently in the articles to permit A-III to purchase shares of our common stock at closing at approximately $1.40 per share and exercise its warrants at an exercise price equal to the same purchase price per share, as described above (the “Charter Amendment Proposal”).

The Investment Proposal

The Investment Proposal was approved by our shareholders, having been approved by the affirmative vote of the holders of a majority of the votes cast at the special meeting in person or by proxy, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,066,529 (80.12%)	74,297 (.008%)	4,497	0

The Charter Amendment Proposal

The Charter Amendment Proposal was approved by our shareholders, having been approved by the affirmative vote, cast at the meeting in person or by proxy, of the holders of a majority of the Company’s outstanding shares of common stock, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,061,370 (80.08%)	77,909 (.008%)	6,044	0

The Investment Proposal was approved by the affirmative vote of the holders of 80.12% of the Company’s outstanding shares of common stock, with less than 1% (.008) voting against or abstaining from voting on the Investment Proposal. The Charter Amendment Proposal was approved by the affirmative vote of the holders of 80.08% of the Company’s outstanding shares of common stock, with less than 1% (.008) voting against or abstaining from voting on the Charter Amendment Proposal. In accordance with the Stock Purchase Agreement, the Company expects the transaction to close on Tuesday, January 27, 2015, subject to satisfaction or waiver of all remaining closing conditions.

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Forward Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements relate to our intent, belief, or expectations regarding the closing of the stock purchase agreement and the timing of such closing. These statements involve risks and uncertainties that include: whether the satisfaction of all of the conditions to closing will occur and the timing of the closing of the transaction. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. For more information about other risks and uncertainties we face, please see the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and our definitive proxy statement filed with the SEC on December 23, 2014 for the special meeting of shareholders that was held on January 22, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: January 23, 2015	By:	/s/ Anthony W. Shurtz
Anthony W. Shurtz
Chief Financial Officer

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